CRYSTAL ARTHUR

CRYSTAL ARTHUR CPA
Ellettsville, IN
United States
June 8, 2026

To whom it may concern,

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Offering Circular of Tejascore Techsystems Inc. on Form 1-A of our report dated January 01, 2026, relating to the financial statements of Tejascore Techsystems Inc. as of December 31, 2025 and for the period from October 28, 2025 (inception) through December 31, 2025.

We also consent to the reference to us under the heading “Experts” in this Offering Circular.

Crystal Arthur, CPA
License Number: CP11500183
Date: June 8, 2026